UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2017

__________________

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

__________________

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2017, Citius Pharmaceuticals, Inc. (the “Company”) entered into a release agreement (the “Release”) with Aegis Capital Corp. (“Aegis”). Pursuant to the previously disclosed underwriting agreement dated August 3, 2017 between the Company and Aegis (the “Underwriting Agreement”), the Company granted Aegis a right of first refusal to underwrite all public and private equity and debt offerings for a period of twelve months following completion of the public offering (the “Right of First Refusal”). Under the Release, the Company agreed to pay Aegis $100,000 in cash and to issue an aggregate of 60,000 shares of restricted Company common stock to certain designees of Aegis in exchange for a full release of the Company from any and all obligations related to the Right of First Refusal.

The description of the Release set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Release, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2017 and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: November 9, 2017	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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